SIXTH AMENDMENT TO THE

FUND ADMINISTRATION SERVICING AGREEMENT

THIS SIXTH AMENDMENT, dated as of February 2, 2015 to the Fund Administration Servicing Agreement dated as of April 1, 2006, as amended December 5, 2008, March 14, 2012, December 1, 2012, March 7, 2014 and May 16, 2014 (the “Agreement”), is entered into by and between RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the listing of the Funds of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RAINIER INVESTMENT MANAGEMENT		U.S. BANCORP FUND SERVICES, LLC
MUTUAL FUNDS

By:	/s/ Melodie B. Zakaluk	By:	/s/ Michael R. McVoy
Printed Name:	Melodie B. Zakaluk	Printed Name:	Michael R. McVoy
Title:	CEO/President	Title:	Executive Vice President

Amended Exhibit A

to the Fund Administration Servicing Agreement

Separate Series of Rainier Investment Management Mutual Funds

Name of Series	Date Added
Rainier Balanced Fund	05-10-1994
Rainier Balanced Fund I	05-02-2002
Rainier Large Cap Equity Fund	05-10-1994
Rainier Large Cap Equity Fund I	05-02-2002
Rainier Intermediate Fixed Income Fund	05-02-2002
Rainier Intermediate Fixed Income Fund I	02-02-2015
Rainier Small/Mid Cap Equity Fund	05-10-1994
Rainier Small/Mid Cap Equity Fund I	05-02-2002
Rainier Mid Cap Equity Fund	12-07-2005
Rainier Mid Cap Equity Fund I	12-07-2005
Rainier High Yield Fund I	03-31-2009
Rainier High Yield Fund	07-31-2012
Rainier International Discovery Fund	03-28-2012
Rainier International Discovery Fund, A	11-30-2012
Rainier Large Cap Growth Equity Fund I	03-11-2014

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